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                                                                   EXHIBIT 10.15

                                 Loan Agreement

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                               As of July 1, 2004

                                     Between

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BORROWER                                LENDER

BEHRINGER HARVARD QUORUM I LP           FIRST AMERICAN BANK, SSB
1323 North Stemmons Freeway, Suite 212  8401 North Central Expressway, Suite 500
Dallas, Texas  75201                    Dallas, Texas  75225
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        In consideration of the creation of the facility described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrower agree as follows:

                             SECTION 1. DEFINITIONS

        1.1 CERTAIN DEFINITIONS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

        "ACCEPTABLE SWAP AGREEMENTS" means any SWAP Agreement having terms satisfactory to Lender entered into with Persons as are satisfactory to Lender.

        "AGREEMENT" means this Loan Agreement and all subsequent modifications and amendments hereto.

        "ASSIGNMENT OF MANAGEMENT AGREEMENTS": See SECTION 3.3.

        "BUDGET": See SECTION 2.9.

        "CALENDAR PERIOD" means any calendar month or months (i.e., three months or twelve months), as the context in which such term is used or may suggest or require.

        "CHASE BANK LEASE" means that certain Office Lease dated as of October 20, 2000, between Crescent Real Estate Funding VIII, L.P., as Landlord, and JPMorgan Chase Bank (as successor in interest to The Chase Manhattan Bank), as Tenant, as the same may have been amended prior to the date hereof and as the same may be hereafter amended as permitted by the applicable SNDA, which Office Lease is being assigned to Borrower pursuant to the Contract of Sale.

        "CLOSING DATE": See SECTION 4.

        "CONSTRUCTION CONSULTANT" means the construction consultant, if any, engaged by Lender with respect to the Project.

        "CONTESTED IN GOOD FAITH" means, as to any payment, tax, assessment, charge, levy, lien, encumbrance or claim, contesting the amount, applicability or validity thereof in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted in a manner satisfactory to Lender, provided (a) a deposit of funds or other security satisfactory to Lender in the full amount of such contested payment, tax, assessment, charge, levy, lien, encumbrance or claim has been provided for in a manner satisfactory to Lender, and (b) the enforcement of the contested payment, tax, assessment, charge, levy, lien, encumbrance or claim is stayed in a manner satisfactory to Lender pending the resolution of such contest.

        "CONTRACT OF SALE" means the Purchase and Sale Contract dated April 2, 2004, between Crescent Real Estate Funding VIII, L.P., as Seller, and Harvard Property Trust, LLC which assigned its interest therein to Borrower, as Purchaser, relating to the Project, as amended from time to time.

        "CONTRACT RATE" means the WSJ Prime Rate, PROVIDED that in no event shall the Contract Rate ever exceed the Maximum Rate or be less than four percent (4%) per annum, and PROVIDED FURTHER, that after the occurrence of an Event of Default, the Contract Rate shall at Lender's option be the Default Rate with respect to all past due payments of principal and interest.

        "CRESCENT MANAGEMENT AGREEMENT" means that certain Property Management Subcontract dated as of June ___, 2004, between HPT Management Services LP and Crescent Property Services, Inc.


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        "DEED OF TRUST": See SECTION 3.1.

        "DEFAULT RATE" means the lesser of (a) the Maximum Rate or (b) the WSJ Prime Rate plus six percent (6%).

        "DEPOSIT ACCOUNT SECURITY AGREEMENT": See SECTION 3.5.

        "DRAW REQUEST": See SECTION 5.2.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, as in effect as of the date hereof and any subsequent provisions which are amendatory thereof, supplemental thereto or substituted therefor. In addition, the terms "COMMONLY CONTROLLED ENTITY," "MULTIEMPLOYER PLAN," "PBGC," "PLAN," "PROHIBITED TRANSACTION," and "REPORTABLE EVENT" have the same meanings as provided therefor in ERISA.

        "EVENT OF DEFAULT": See SECTION 11.

        "EXCUSABLE DELAYS" means unusually adverse weather conditions which have not been taken into account in the construction schedule, fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot or insurrection or any unforeseen circumstances or events (except financial circumstances or events or matters which may be resolved by the payment of money) beyond the control of Borrower, not to exceed ten (10) consecutive days in any one instance or forty-five (45) days in total, provided Borrower shall notify Lender in writing within five (5) days after such occurrence; and provided further that no Excusable Delay shall suspend or abate any obligation of Borrower or any other Loan Party to pay any money.

        "FIRST EXTENDED MATURITY DATE" means July 1, 2008.

        "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by Borrower's independent public accountant) with the most recent financial statements of Borrower delivered to Lender.

        "GENERAL PARTNER" means Behringer Harvard Quorum I GP, LLC, a Texas limited liability company.

        "GENERAL RESERVE ACCOUNT": See SECTION 3.5.

        "GROSS INCOME" means rentals, revenues and other cash forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower resulting from or attributable to the operation, leasing and/or occupancy of the Project, determined on a cash basis (except as specified herein), including, but not limited to, the following:

                (i) rents paid by any lessees or tenants of the Project;

                (ii) rents and receipts received by or for the benefit of Borrower with respect to licenses, concessions, vending machines, parking fees, and similar items relating to the Project;

                (iii) proceeds received by or for the benefit of Borrower in connection with any rental loss or business interruption insurance with respect to the Project;

                (iv) any other fees or rents collected by, for or on behalf of Borrower with respect to the occupancy, leasing and operating the Project, including common area maintenance, tax and insurance payments and payments under easements;

                (v) any refunds of deposits for obtaining, using or maintaining utility services for all or any portion of the Project;

                (vi) interest, if any, earned by Borrower on security and other type deposits of and advance rentals paid by, any lessees or tenants of the Project; and

                (vii) the amount of any security and other type deposits and advance rentals relating to the Project which have been forfeited or become non-refundable.

        Notwithstanding anything included within the above definition of Gross Income, there shall be excluded from Gross Income the following: (i) any security or other deposits of lessees and tenants, unless and until the same actually are either applied to actual rentals owed or other charges or fees or forfeited or become non-refundable; (ii) the proceeds of any financing or refinancing with respect to all or any part of the Project which has been previously approved in writing by Lender; (iii) the proceeds of any sale or other capital transaction (excluding leases for occupancy purposes only) of all or any portion of the Project; (iv) any insurance or condemnation proceeds paid with respect to the Project to the extent such proceeds are used to restore or rebuild the Project as may be permitted in accordance with the terms of the leases and/or the Deed of Trust, as applicable, except for rental loss or business interruption


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insurance; and (v) any insurance and condemnation proceeds applied in reduction of the principal of the Note in accordance with the terms of the leases and/or the Deed of Trust, as applicable; provided, however, nothing set forth herein shall in any manner imply Lender's consent to a sale, refinancing or other capital transaction. Lender reserves the right to review the rent rolls and leases relating to the Project as submitted by Borrower.

        "GUARANTORS" means Behringer Harvard Short-Term Opportunity Fund I LP and any other Person which subsequently guaranties the payment and performance of the Obligations.

        "GUARANTY AGREEMENT": See SECTION 3.2.

        "HAZARDOUS MATERIALS" include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

        "HPT MANAGEMENT AGREEMENT" means that certain Amended and Restated Property Management and Leasing Agreement dated as of June 2, 2003, between Behringer Harvard Short-Term Opportunity Fund I LP and HPT Management Services, LP, as assigned by Behringer Harvard Short-Term Opportunity Fund I LP to Borrower with respect to, but only with respect to, the Project.

        "HYPOTHETICAL DEBT SERVICE" means equal monthly payments of principal and interest based upon the outstanding principal balance of the Note on the date of calculation amortized over a twenty-five (25) year period from July 1, 2006, at an interest rate equal to the higher of (i) seven percent (7%) per annum, or (ii) the interest rate per year equal to the U.S. Treasury Securities 10 Year Rate in effect on the date of calculation of Hypothetical Debt Service plus two percent (2%), or (iii) the Contract Rate in effect upon the date of calculation of Hypothetical Debt Service.

        "INTEREST EXPENSE" means, for any period, the interest due and payable by Borrower on the Note during such period, determined in accordance with GAAP.

        "LOAN": See SECTION 2.1.

        "LOAN AMOUNT" means $7,000,000.

        "LOAN DOCUMENTS" means this Agreement, the Note, the Deed of Trust, the Deposit Account Security Agreement, the Assignment of Management Agreement, the Service Contract Assignment Agreement, any applicable UCC-1 financing statements, the Partner's Certificate, the LLC Officer's Certificate, the Officer's Certificate, the Loans to One Borrower Certificate, the SNDAs, the Tenant Estoppel Certificates, the Rent Roll Certificate, the Notice of Final Agreement, and all other documents, instruments, guarantees, security agreements, deeds of trust, pledge agreements, certificates and agreements executed and/or delivered by Borrower, or any guarantor or third party other than Lender in connection with the Loan, together with all renewals, extensions, modifications and amendments from time to time made of any such documents.

        "LOAN PARTY" means Borrower, the General Partner, each Guarantor and each other Person who is, or whose property is, directly or indirectly liable for the Obligations, but excluding any Person that is a limited partner or investor if such Person is not a Guarantor.

        "LOANS TO ONE BORROWER CERTIFICATE": See SECTION 4.17.

        "MANAGEMENT AGREEMENTS" means, collectively, the HPT Management Agreement and the Crescent Management Agreement.

        "MAXIMUM RATE" means the higher of the maximum interest rate allowed by applicable United States or Texas law as amended from time to time and in effect on the date for which a determination of interest accrued hereunder is made. The determination of the maximum rate permitted by applicable Texas law shall be made pursuant to the weekly ceiling as determined pursuant to Chapter 303 of the Texas Finance Code, but Lender reserves the right to implement from time to time any other rate ceiling permitted by such law.

        "NET OPERATING INCOME" means, for any period, Gross Income less Operating Expenses paid by Borrower during such period.

        "NET RENTABLE SPACE" means (a) in the case of a single tenancy floor, all floor areas measured from the inside surface of the outer glass or exterior wall of the Project to the inside surface of the opposite exterior wall, excluding only the areas within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, plus any common areas located on such floor, plus an allocation of the square footage of the Project's elevator and main mechanical rooms, ground, lobbies, and basement service areas, and (b) in the case of tenancy of a partial floor, all floor areas within the inside surface of the outer glass or


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exterior wall enclosing the portion of the leased premises on such floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on a particular floor (herein, "common areas"), but including a proportionate part of the common areas located on such floor based upon the ratio of the tenant's Net Rentable Space on such floor bears to the aggregate Net Rentable Space on such floor plus an allocation of the square footage of the Project's elevator and main mechanical rooms, ground, lobbies, and basement services areas. No deductions from Net Rentable Space are made for columns or projections necessary for the Project.

        "NOTE" means that certain promissory note made by Borrower payable to the order of Lender in the original principal sum of $7,000,000 dated as of July 1, 2004, and all renewals, extensions, modifications and amendments thereto, and substitutions therefor.

         "NOTICE OF FINAL AGREEMENT": See SECTION 4.25.

        "OBLIGATIONS" means the obligations of Borrower:

                (a) to pay all indebtedness arising out of this Agreement, any future advances under this Agreement, and all renewals, extensions or amendments of such indebtedness or any part thereof or any such future advances;

                (b) to pay the principal of and interest on the Note in accordance with the terms thereof, and all renewals, extensions, modifications and amendments of the Note or any part thereof, and any future advances made pursuant thereto;

                (c) to repay to Lender all amounts advanced by Lender hereunder or under the other Loan Documents on behalf of Borrower, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the collateral;

                (d) to pay any and all other indebtedness of Borrower to Lender of every kind, nature and description, direct or indirect, primary or secondary, secured or unsecured (including overdrafts), joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how it may be evidenced, including without limitation all future advances, whether or not presently contemplated by the parties hereto;

                (e) to pay any and all indebtedness of Borrower to Lender (or an affiliate of Lender) arising out of any SWAP Agreement which Borrower may have with Lender, or, as the case may be, with any affiliate of Lender;

                (f) to the extent permitted by law, to pay a delinquency charge in an amount not to exceed five percent (5%) of any payment that is more than ten (10) days late;

                (g) to perform fully all of the terms and provisions of each of the instruments constituting the Loan Documents; and

                (h) to reimburse Lender, on demand, for all of Lender's expenses and costs, which each Loan Party is obligated to pay pursuant to the terms of the Loan Documents, including without limitation the reasonable fees and expenses of Lender's counsel and Construction Consultant.

        "OPERATING EXPENSES" means all reasonable expenses in an amount equal to those amounts actually incurred and paid by Borrower with respect to the ownership, operation, management, leasing and occupancy of the Project, determined on a cash basis, except as otherwise specified herein, including, but not limited to, any and all of the following (but without duplication of any item):

                (i) ad valorem taxes calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Period; such accrual accounting for ad valorem taxes shall be based upon taxes actually assessed for the current calendar year, or if such assessment for the current calendar year has not been made, then until such assessment has been made (and with any retroactive adjustments for prior calendar months as may ultimately be needed when the actual assessments has been made) ad valorem taxes for the Calendar Period shall be estimated to be an amount equal to one hundred percent (100%) of the assessment for the immediately preceding Calendar Period;

                (ii) foreign, U.S., state and local sales, use or other taxes except for taxes measured by net income;

                (iii) special assessments or similar charges levied or assessed against the Project for public improvements;

                (iv) costs of utilities, air conditioning and heating for the Project to the extent not paid by lessees or tenants;

                (v) maintenance and repair costs for the Project (except for ongoing capital repairs, "capital" repairs to be determined in accordance with GAAP);

                (vi) management fees (provided, however, the amount of such management fees which may be charged hereunder shall not exceed the sum of five percent (5%) of the Gross Income for each applicable calendar month and, further, such management fee shall not be calculated on units occupied on a rent-free basis by on-site employees of Borrower, the Project manager or any affiliate of Borrower);

                (vii) all salaries, wages and other benefits to "on-site" employees of the Borrower or the Project manager, directly attributable to the Project, (excluding all salaries, wages and other benefits of officers and supervisory personnel, and other general overhead expenses of Borrower and the Project manager) employed in connection with the leasing, maintenance and management of the Project;

                (viii) insurance premiums calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Period; such accrual accounting for insurance premiums shall be based upon the insurance premiums for the Project which were last billed to the Borrower;

                (ix) outside accounting and audit fees and costs and administrative expenses in each case reasonably incurred by Borrower in connection with the direct operation and management of the Project; and

                (x) any payments, and any related interest thereon, to lessees or tenants of the Project with respect to security deposits or other deposits required to be paid to tenants but only to the extent any such security deposits and related interest thereon have been previously included in Gross Income.

        Notwithstanding anything to the contrary as being included in the definition of Operating Expenses, there shall be excluded from Operating Expenses the following: (i) depreciation and any other non-cash deduction allowed to Borrower for income tax purposes; (ii) any compensation or fees paid to managing agents, leasing agents, brokers or other third parties or affiliate of Borrower which are in excess of the maximum amounts specified above for such services (e.g. the 5% limit on management fees) or reasonable and necessary compensation or fees which would be payable to unrelated third parties in arms' length transactions for similar services in the area in which the Project is located; (iii) all salaries, wages and other benefits to "off-site" employees and all other general "off-site" overhead expenses of Borrower, the Project manager or other professional the Project manager of the Project; (iv) any and all payments of ad valorem taxes for either real or personal property (except for the accrual amount allowed pursuant to subparagraph (i) of this definition);
(v) any and all payments of insurance premiums (except for the accrual amount allowed pursuant to subparagraph (viii) of this definition); (vi) ongoing capital repairs, including tenant finish costs; (vii) leasing commissions;
(viii) any and all principal, interest or other costs paid under or with respect to the Obligations with respect to the Project, whether unsecured or secured by all or any portion of the Project; (ix) legal, accounting or other fees to third parties incurred in leasing, lease enforcement, capital transactions, and financing or refinancing; and (x) expenses to the extent Borrower is reimbursed therefor, or same are paid directly by any insurance company, warrantor or other third party and such amounts are not included in Gross income.

        "OPERATING REPORT": See SECTION 8.1C.

        "ORIGINAL MATURITY DATE" means July 1, 2007.

        "PARTNERSHIP AGREEMENT" means that certain Agreement of Limited Partnership of Behringer Harvard Quorum I LP dated as of June 23, 2004, among Behringer Harvard Quorum I GP, LLC, a Texas limited liability company as general partner, and Behringer Harvard Short-Term Opportunity Fund I LP as limited partner.

        "PERMITTED INVESTMENTS" mean (i) cash, (ii) evidences of indebtedness maturing not more than one year after the date of issue, issued or guaranteed by the Government of the United States of America, or agencies thereof, (iii) bonds issued by a corporation with a rating of P-1 according to Moody's Investors Services, Inc., A-1 according to Standard and Poor's Corporation, or F-1 according to Fitch Investors Service, Inc., which are unrestricted and freely traded on a national securities exchange, (iv) securities freely traded on the New York Stock Exchange, AMEX, or the NASDAQ Market System issued by companies having a market capitalization greater than $500,000,000, (v) certificates of deposit issued by Lender, (vi) readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or similar rating by any similar organization which rates commercial paper), (vii) readily marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment a credit rating of at least AA by Standard & Poor's Corporation due within one year from the acquisition thereof, (viii) repurchase agreements with respect to


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the investments referred to in the preceding clauses with any bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two highest ratings obtainable from Standard & Poor's Corporation, (ix) Eurodollar time accounts or Eurodollar certificates of deposit each with banker's acceptances of any bank or trust company organized under the laws of the United States of America or any state thereof having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two highest ratings obtainable from Standard & Poor's Corporation, and (x) such other investments as may be approved by Lender.

        "PERMITTED LIENS" means (i) the liens and security interests evidenced by the Loan Documents, (ii) statutory liens for taxes which are not yet delinquent, (iii) mechanics' and materialman's liens, with respect to obligations which are not past due, (iv) other liens and security interests, in favor of Lender, (v) liens previously disclosed to Lender in writing, (vi) exceptions to coverage reflected in the Title Policy, (vii) purchase money security interest upon or in assets acquire or held by Borrower in the ordinary course of business to secure the purchase price of such property or secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (viii) liens expressly permitted by the terms of the Loan Documents, and (ix) minor defects and irregularities of title which neither (1) are liens or security which secure other indebtedness or obligations, nor (2) materially impair the value of such asset or the use thereof for the purposes for which such asset is held.

        "PERSON" means a corporation, an association, a joint venture, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

        "PLAN" means, at any time, any employee benefit plan which is covered by ERISA and in respect of which Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under ERISA be deemed to be) an "employer" as defined in ERISA.

        "POTENTIAL DEFAULT" means any condition, event or act, which with the giving of notice or the lapse of time, or both, will constitute an Event of Default hereunder.

        "PRINCIPAL DEBT": See SECTION 2.3.

        "PROJECT" means (i) the 133,799 square foot seven-story office building, parking garage and nine-lane drive-thru bank facility located at 5050 Quorum Drive in Addison, Dallas County, Texas, and situated on approximately 3.89 acres of land more particularly described in the Deed of Trust, and (ii) all structures, fixtures and improvements now or hereafter constructed thereon, and
(iii) all personal property, rents, fixtures and equipment now owned or hereafter acquired by Borrower, which are now or hereafter used in connection with the operation and enjoyment thereof, or which are now or hereafter affixed to such office/motor bank complex.

        "RENT ROLL CERTIFICATE": See SECTION 4.15.

        "SECOND EXTENDED MATURITY DATE" means July 1, 2009.

        "SERVICE CONTRACT ASSIGNMENT AGREEMENT": See SECTION 3.4.

        "SERVICE CONTRACTS" mean all existing contracts between Borrower or prior owners of the Project or the Project's management company with various vendors, suppliers and service providers for the Project.

        "SNDA": See SECTION 4.13.

        "SWAP AGREEMENT" means any interest rate or currency swap, commodity swap, equity swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection arrangement, or any similar transaction or any option with respect to any such transaction.

        "TENANT ESTOPPEL CERTIFICATE": See SECTION 4.14.

        "TENANT IMPROVEMENT EXPENSES" means (a) hard and soft expenses incurred in the construction and finish out of Net Rentable Space and improvements therein for tenants at the Project, and (b) the following expenses directly incurred in connection with obtaining tenants for the Project: space planning, moving allowance, lease buy-out expense and legal expenses related to lease negotiations.

        "TITLE INSURER" means Chicago Title Insurance Company.

        "TITLE POLICY": See SECTION 4.6.

        "WSJ PRIME RATE" means a fluctuating rate of interest equal to the highest quoted annual rate of interest which is published from time to time in the "Money Rates" section of THE WALL STREET JOURNAL as the prime rate (or, if such source is not available, such alternate source as determined by Lender), as

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adjusted from time to time in Lender's soul discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. Any change in the rate will take effect on the effective date as indicated in THE WALL STREET JOURNAL. Interest will accrue on any non-banking day at the rate in effect on the immediately preceding banking day.

        1.2 TERMS GENERALLY. All other terms contained in this Agreement, unless the context indicates otherwise, have the same meanings as provided for by the Uniform Commercial Code as adopted in Texas to the extent the same are used or defined therein. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (b) the words "herein", "hereof" and "hereunder" and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

        1.3 ACCOUNTING TERMS. Unless specified elsewhere herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements to be delivered hereunder shall be prepared in accordance with GAAP.

                              SECTION 2. THE LOAN

        2.1 THE LOAN. Lender agrees, subject to the terms and conditions hereof, to lend Borrower up to the Loan Amount (the "LOAN"). Lender agrees to make the Loan to Borrower in advances up to the Loan Amount, subject to and in accordance with SECTION 5 hereof and the other terms and conditions of this Agreement. Lender's commitment to lend up to the Loan Amount shall expire and terminate (a) automatically at 3:00 p.m. Dallas, Texas time on June 30, 2007 (or automatically at 3:00 p.m. Dallas, Texas time on June 30, 2008 if the term of the Note is extended from the Original Maturity Date to the First Extended Maturity Date, or automatically at 3:00 p.m. Dallas, Texas time on June 30, 2009 if the term of the Note is extended from the First Extended Maturity Date to the Second Extended Maturity Date), (b) automatically, if the Obligations are prepaid in full, and (c) at Lender's option upon the occurrence of an Event of Default. The Loan is not a revolving credit facility, and any amount repaid may not be reborrowed.

        2.2 USE OF PROCEEDS. The initial advance of $4,550,000 of the proceeds of the Loan shall be used to acquire the Project and to fund closing costs. Of the remaining $2,450,000 proceeds of the Loan, $2,250,000 may be used solely to provide funds for Tenant Improvement Expenses and leasing commissions associated with the Project, and $200,000 may be used solely to provide funds for Tenant Improvement Expenses, leasing commissions, and a general contingency fund for capital expenditures.

        2.3 NOTE. The obligation of Borrower to repay the aggregate principal balance of all advances of the Loan Amount outstanding at any one time (the "PRINCIPAL DEBT") shall be evidenced by the Note which shall (a) be payable for the amount of $7,000,000, or the Principal Debt then outstanding at the time payment in full is made or due, whichever is less, (b) bear interest from the date of each advance thereunder until paid at the Contract Rate, (c) be payable as to principal and interest as provided in SECTION 2.4 hereof, and if applicable, as provided in SECTION 2.5 hereof and SECTION 2.6 hereof, (d) be entitled to the benefits of this Agreement and the security provided for herein, and (e) be in such form as is acceptable to Lender. Interest on the Principal Debt shall be computed on the basis of a 360 day year and shall accrue on the actual number of days elapsed (except that if at any time such would otherwise cause the rate of interest to exceed the Maximum Rate then for such period the daily rate shall be 1/365th (1/366th in a leap year) of the specific rate per annum). In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business in accordance with Lender's customary procedures.

        2.4 AMORTIZATION.

            (a) Interest on the unpaid principal balance of the Note shall be due and payable monthly as it accrues commencing on the 1st day of August, 2004, and continuing on the 1st day of each month thereafter through and including July 1, 2006.

            (b) Then, installments of principal and interest (in arrears) based upon the then applicable Contract Rate shall be paid in eleven (11) monthly installments beginning on the 1st day of August, 2006 and continuing on the same day of each and every month thereafter including the 1st day of June, 2007. The amount of each installment payment shall be the amount which will fully amortize the then outstanding principal balance of the Note at the then Contract Rate over the period of time remaining until twenty-five (25) years after July 1, 2006. The payment shall be adjusted on each date on which the

WSJ Prime Rate changes to give effect to the adjustment to the applicable Contract Rate and on which there is an additional advance of the remaining Loan Amount. The installment payments required to be made hereunder shall be calculated by Lender so as to fully amortize the balance of the Note at the then Contract Rate over the remaining term of the initial twenty-five (25) year amortization. Then, the entire unpaid principal balance of the Note, together with accrued unpaid interest thereon, shall be due and payable in one installment on the Original Maturity Date.

            (c) If Borrower exercises the option to extend the Original Maturity Date to the First Extended Maturity Date, then, installments of principal and interest (in arrears) based upon the then applicable Contract Rate shall be paid in twelve (12) monthly installments beginning on the Original Maturity Date and continuing on the same day of each and every month thereafter including the 1st day of June, 2008. The amount of each installment payment shall be the amount which will fully amortize the then outstanding principal balance of the Note at the then Contract Rate over the period of time remaining until twenty-five (25) years after July 1, 2006. The payment shall be adjusted on each date on which the WSJ Prime Rate changes to give effect to the adjustment to the applicable Contract Rate and on which there is an additional advance of the remaining Loan Amount. The payments required to be made hereunder shall be calculated by Lender so as to fully amortize the balance of the Note at the then Contract Rate over the remaining term of the initial twenty-five (25) year amortization. Then the entire unpaid principal balance of the Note, together with accrued unpaid interest, shall be due and payable in one installment on the First Extended Maturity Date.

            (d) If Borrower exercises the option to extend the First Extended Maturity Date to the Second Extended Maturity Date, then, installments of principal and interest (in arrears) based upon the then applicable Contract Rate shall be paid in twelve (12) monthly installments beginning on the First Extended Maturity Date and continuing on the same day of each and every month thereafter including the 1st day of June, 2009. The amount of each installment payment shall be the amount which will fully amortize the then outstanding principal balance of the Note at the then Contract Rate over the period of time remaining until twenty-five (25) years after July 1, 2006. The payment shall be adjusted on each date on which the WSJ Prime Rate changes to give effect to the adjustment to the applicable Contract Rate and on which there is an additional advance of the remaining Loan Amount. The payments required to be made hereunder shall be calculated by Lender so as to fully amortize the balance of the Note at the then Contract Rate over the remaining term of the initial twenty-five (25) year amortization. Then the entire unpaid principal balance of the Note together with accrued unpaid interest shall be due and payable in one installment on the Second Extended Maturity Date.

            (e) The applicable Contract Rate shall be adjusted on each date that the WSJ Prime Rate changes. The amount of the initial and adjusted installments of principal and interest, as aforesaid, shall be calculated by Lender as soon as possible after each and every adjustment in the Contract Rate, and after each and every additional advance of the Loan Amount, and shall be sent in writing to Borrower on or prior to the date that Borrower will be required to make an installment payment based upon such adjusted amount.

            (f) To the extent permitted by law, a delinquency charge will be imposed in an amount not to exceed five percent (5%) of any payment under the Note that is more than ten (10) days late.

        2.5 EXTENSION OF ORIGINAL MATURITY DATE TO FIRST EXTENDED MATURITY DATE. Borrower shall have the one time right to extend the term of the Note from the Original Maturity Date to the First Extended Maturity Date, subject to the satisfaction (as determined by Lender in Lender's discretion) of the following terms and conditions precedent:

                A. NOTICE. Borrower shall provide Lender with written notice of Borrower's election to exercise this extension not more than sixty (60) days, but not less than thirty (30) days, prior to the Original Maturity Date, and Borrower's failure to timely exercise this option in accordance herewith shall be deemed a waiver and relinquishment of the one-time right to exercise this extension option.

                B. NO DEFAULT. On the Original Maturity Date, there shall exist no Event of Default or Potential Default hereunder.

                C. EXTENSION FEE. On the Original Maturity Date, Borrower shall have paid Lender a non-refundable extension fee in the amount of 0.25% of the outstanding principal balance of the Note on the Original Maturity Date.

                D. GENERAL RESERVE ACCOUNT. There shall be $400,000 in the General Reserve Account on the Original Maturity Date.

                E. DEBT SERVICE COVERAGE RATIO. For the three-month Calendar Period immediately preceding the Borrower's notice to Lender of Borrower's election to exercise this extension, Borrower shall have maintained a ratio of (a) Net Operating Income to (b) Hypothetical Debt Service, of at least 1.20 to 1.0.

        Upon the timely and proper exercise of the option granted in this
SECTION 2.5 and the timely satisfaction, as determined by Lender in Lender's discretion, of the conditions set forth in this SECTION 2.5, the Original Maturity Date shall be automatically extended to the First Extended Maturity Date for all purposes hereunder and under the Loan Documents. The option granted in this SECTION 2.5 is exercisable by Borrower only once. Any failure to exercise this option in a timely and proper manner or any failure to satisfy any of the conditions set forth in this SECTION 2.5 in accordance herewith shall be deemed a waiver and relinquishment of the one time right to exercise the extension option herein granted.

        2.6 EXTENSION OF FIRST EXTENDED MATURITY DATE TO SECOND EXTENDED MATURITY DATE. If Borrower has extended the term of the Note to the First Extended Maturity Date, then Borrower shall have the one-time right to extend the term of the Note from the First Extended Maturity Date to the Second Extended Maturity Date, subject to the satisfaction (as determined by Lender in Lender's discretion) of the following terms and conditions precedent:

                A. NOTICE. Borrower shall provide Lender with written notice of Borrower's election to exercise this extension not more than sixty (60) days, but not less than thirty (30) days, prior to the First Extended Maturity Date, and Borrower's failure to timely exercise this option in accordance herewith shall be deemed a waiver and relinquishment of the one-time right to exercise this extension option.

                B. NO DEFAULT. On the First Extended Maturity Date, there shall exist no Event of Default or Potential Default hereunder.

                C. EXTENSION FEE. On the First Extended Maturity Date, Borrower shall have paid Lender a non-refundable extension fee in the amount of 0.25% of the outstanding principal balance of the Note on the First Extended Maturity Date.

                D. GENERAL RESERVE ACCOUNT. There shall be $400,000 in the General Reserve Account on the First Extended Maturity Date.

                E. DEBT SERVICE COVERAGE RATIO. For the three-month Calendar Period immediately preceding the Borrower's notice to Lender of Borrower's election to exercise this extension, Borrower shall have maintained a ratio of (a) Net Operating Income to (b) Hypothetical Debt Service, of at least 1.20 to 1.0.

        Upon the timely and proper exercise of the option granted in this
SECTION 2.6 and the timely satisfaction, as determined by Lender in Lender's discretion, of the conditions set forth in SECTION 2.6, the First Extended Maturity Date shall be automatically extended to the Second Extended Maturity Date for all purposes hereunder and under the Loan Documents. The option granted in this SECTION 2.6 is exercisable by Borrower only once. Any failure to exercise this option in a timely and proper manner or any failure to satisfy any of the conditions set forth in this SECTION 2.6 in accordance herewith shall be deemed a waiver and relinquishment of the one time right to exercise the extension option herein granted.

        2.7 DEBT SERVICE COVERAGE RATIO DURING INTEREST-ONLY PERIOD. During the period that the Note is payable interest only, Borrower shall not permit, as of any fiscal quarter end for the three-month period ending on such date, the ratio of (a) Net Operating Income to (b) Interest Expense, to be less than 1.0 to 1.0. Borrower agrees that failure to maintain this required ratio will constitute an Event of Default hereunder unless Borrower's failure to maintain such required ratio is cured within the ninety (90) day period immediately following the end of the fiscal quarter for which the non-qualifying ratio is calculated, such cure to be achieved by reducing the outstanding principal balance of the Note by an amount sufficient to meet the required minimum ratio upon recalculation of same.

        2.8 DEBT SERVICE COVERAGE RATIO DURING AMORTIZATION PERIOD. During the period that monthly principal and interest payments are being made on the Note, Borrower shall not permit, as of any fiscal quarter end for the twelve-month Calendar Period ending on such date, the ratio of (a) Net Operating Income to
(b) Hypothetical Debt Service to be less than 1.0 to 1.0. Borrower agrees that failure to maintain this required ratio will constitute an Event of Default hereunder unless Borrower's failure to maintain such required ratio is cured within the ninety (90) day period immediately following the end of the fiscal quarter for which the non-qualifying ratio is calculated, such cure to be achieved by reducing the outstanding principal balance of the Note by an amount sufficient to meet the required minimum ratio upon recalculation of same.

        2.9 BUDGET. The parties hereby approve the budget attached hereto as EXHIBIT A (the "BUDGET"). Lender shall not be required to (a) make any advance for any cost not set forth in the Budget, (b) make any advance for any line item in the Budget that, when added to all prior advances for that line item, would exceed the lesser of (i) the actual cost incurred by Borrower for such line item or (ii) the sum allocated in the Budget for that line item, or (c) make any advance for any contingency line item unless Lender consents to such advance in its sole discretion. Lender may make advances allocated to line items in the Budget for other purposes or in different proportions as Lender in its sole discretion deems necessary or advisable. Without prior written approval of Lender, Borrower shall not reallocate Loan funds from one Budget line item to another or otherwise amend the Budget.

                             SECTION 3. COLLATERAL

        3.1 LIEN AGAINST PROJECT. The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be secured by a first and superior lien against Borrower's interest in the Project. The lien against the Project shall be created pursuant to a deed of trust (as amended from time to time, the "DEED OF TRUST"), which shall be satisfactory in form and substance to Lender. The Deed of Trust shall, among other things, prohibit junior or subordinate liens against the Project.

        3.2 GUARANTY. The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be unconditionally guaranteed by the Guarantors, pursuant to one or more guaranty agreements (each, as amended from time to time, a "GUARANTY AGREEMENT"), which shall be satisfactory in form and substance to Lender.

        3.3 ASSIGNMENT OF MANAGEMENT AGREEMENTS. The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be secured by an assignment to Lender of all of Borrower's rights and interests which are assignable, but none of its liabilities, in, to and under the Management Agreements as they relate to, but only as they relate to, the Project, pursuant to the terms of an agreement (as amended from time to time, the "ASSIGNMENT OF MANAGEMENT AGREEMENTS"), which shall be satisfactory in form and substance to Lender. The Assignment of Management Agreements shall, among other things, provide that the payment of all management fees thereunder are subordinated to the payment of the Obligations, and all parties to the Management Agreements shall consent to such subordination.

        3.4 ASSIGNMENT OF SERVICE CONTRACTS. The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be secured by an assignment to Lender of all of Borrower's rights and interests which are assignable, but none of its liabilities, in, to and under the Service Contracts pursuant to the terms of an agreement (as amended from time to time, the "SERVICE CONTRACT ASSIGNMENT AGREEMENT"), which shall be satisfactory in form and substance to Lender.

        3.5 GENERAL RESERVE ACCOUNT. On or before July 1, 2006, Borrower shall establish with Lender a general reserve account (the "GENERAL RESERVE ACCOUNT") with a deposit of at least $500,000. The General Reserve Account shall be a blocked account over which Borrower shall have no control. The initial deposit in the General Reserve Account shall be such amount as Borrower may determine and shall be funded from sources other than the proceeds of the Loan. The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be secured by the General Reserve Account pursuant to the terms of an agreement (as amended from time to time, the "DEPOSIT ACCOUNT SECURITY AGREEMENT"), which shall be satisfactory in form and substance to Lender. After the occurrence of an Event of Default, Lender may (but shall not be obligated to) apply all or any portion of funds on deposit in the General Reserve Account against the unpaid Obligations in such order as Lender may determine. Funds on deposit in the General Reserve Account shall bear interest at Lender's money market account rate, provided that such account shall be subject to the terms, requirements and restrictions imposed upon Lender's passbook accounts generally.

                   SECTION 4. CONDITIONS PRECEDENT TO CLOSING

        The closing of the transactions contemplated by this Agreement shall take place on or before July 2, 2004, as the parties shall agree (the "CLOSING DATE"). The obligations of Lender as set forth herein are subject to the satisfaction (in the opinion of Lender), unless waived in writing by Lender, of each of the following conditions. In the event that Borrower fails to satisfy any of the conditions precedent to the closing specified below and Lender nevertheless elects to close as an accommodation to Borrower (there being no obligation or agreement that Lender will do so), such condition(s) shall not be deemed waived and Borrower shall have thirty (30) days from the Closing Date to comply with such condition(s) to the satisfaction of Lender. Borrower's failure to satisfy such condition(s) precedent to the satisfaction of Lender within such thirty (30) day period shall constitute an Event of Default hereunder.

        4.1 LOAN ORIGINATION FEE. Borrower shall have paid Lender a loan origination fee of $70,000.

        4.2 EFFECTIVENESS OF LOAN DOCUMENTS. Each of the Loan Documents shall be in full force and effect.

        4.3 LEGAL OPINION. There shall have been delivered a favorable opinion of counsel for each Loan Party covering such matters incident to the Loan as Lender may reasonably request.

        4.4 INSURANCE CERTIFICATE. Lender shall have received evidence that Borrower has obtained the policies of insurance specified and required by
SECTION 8.4 hereof.

        4.5 DOCUMENTATION AND PROCEEDINGS. Lender shall have received such evidence as Lender requires as to the existence, good standing, authority and capacity of each Loan Party, and its respective constituent partners and owners including:

                (a) For each partnership: a partner's certificate (each a "PARTNER'S CERTIFICATE") having attached thereto (i) a true and complete copy of an executed copy of the partnership agreement and all amendments thereto; and (ii) for each limited partnership, a copy of the certificate of limited partnership accompanied by a certificate that the copy is true and complete issued by the Texas Secretary of State, and satisfactory evidence of good standing in Texas.

                (b) For each corporation: an officer's certificate (each an "OFFICER'S CERTIFICATE") having attached thereto (i) a copy of its articles of incorporation and bylaws, and all amendments thereto, a certificate of incumbency of all of its officers who will be authorized to execute or test any of the Loan Documents, and a copy of resolutions approving the Loan Documents and authorizing the transactions contemplated by this Agreement; and (ii) certificates of existence and good standing issued by the appropriate governmental officials of the State of Texas.

                (c) For each limited liability company: an officer's certificate (each an "LLC OFFICER'S CERTIFICATE") having attached thereto (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which real estate owned by it and pledged to Lender is located.

        4.6 TITLE INSURANCE. Borrower shall cause to be delivered to Lender a commitment for the issuance of a mortgagee policy of title insurance issued by the Title Insurer in the maximum amount of the Note insuring that the Deed of Trust covering the Project constitutes a valid lien against same, and having the priority required by Lender and subject only to those exceptions and encumbrances (regardless of rank or priority) as Lender approves, in form acceptable to Lender, with the standard printed exceptions endorsed to Lender's satisfaction (such mortgagee policy of title insurance being referred to as the "TITLE POLICY").

        4.7 SURVEY. Lender shall have received two (2) copies of an "as built" survey of the land upon which the Project is situated acceptable to Lender. The survey will meet the requirements of the Title Insurer to remove the "survey exception" from the Title Policy and shall contain a certificate acceptable to Lender.

        4.8 APPRAISAL. Lender shall have received and approved a market value appraisal of the Project on an "as is" and an "as stabilized" "fee simple" basis. The appraiser and the appraisal must be satisfactory to Lender (including satisfaction of applicable regulatory requirements).

        4.9 ENVIRONMENTAL COMPLIANCE/REPORT. Lender shall have received and approved evidence satisfactory to Lender that no portion of the land upon which the Project is situated is "wetlands" under any applicable law and that the land upon which the Project is situated does not contain and is not within or near any area designated as a hazardous waste site by any governmental authority, that neither the Project, nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under, and that neither the Project nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under, any law or governmental requirement pertaining to health or the environment, including without limitation, a written report of an environmental assessment of the Project, by an engineering firm, and of a scope and in form and content satisfactory to Lender, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Project, and such additional evidence as may be required by Lender. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Lender.

        4.10 ESA RELIANCE LETTER. Lender shall have received and approved a letter from the engineering firm preparing the environmental work described in the immediately preceding section entitling Lender to rely on the same for all purposes.

        4.11 PROPERTY CONDITION REPORT. Lender shall have received a property condition report for the Project which shall be satisfactory in form and substance to Lender.

        4.12 SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENTS. Lender shall have received subordination, attornment and non-disturbance agreements (each a "SNDA") in form and substance satisfactory to Lender executed by all of the tenants at the Project.

        4.13 TENANT ESTOPPEL CERTIFICATES. Lender shall have received tenant estoppel certificates (each a "TENANT ESTOPPEL CERTIFICATE") in form and substance acceptable to Lender executed by all of the tenants at the Project.

        4.14 RENT ROLL CERTIFICATE. Lender shall have received a certificate (the "RENT ROLL CERTIFICATE") having attached thereto and certified by Borrower to be true, complete and correct, a rent roll for the month of May, 2004, reflecting all tenants at the Project and all other persons or entities occupying the Project, and copies of all tenant leases affecting all or any portion of the Project. The Rent Roll Certificate and all of the exhibits shall be in form and content acceptable to Lender.

        4.15 STANDARD FORM OF LEASE. Lender shall have received the standard form of lease which Borrower plans to utilize in leasing space at the Project, and such lease form shall be in form and content acceptable to Lender.

        4.16 LOANS TO ONE BORROWER CERTIFICATE. Borrower shall have executed and delivered to Lender a certificate (the "LOANS TO ONE BORROWER CERTIFICATE") with respect to the compliance of the transactions contemplated by this Agreement with applicable federal law concerning lending limits to borrowers generally.

        4.17 OPERATING REPORT AND PROJECTIONS. Borrower shall have delivered to Lender (a) an actual operating report prepared on a month-by-month basis for the months of January, February, March, April and May, 2004, and (b) operating projections prepared on a month-by-month basis for the months of June through December, 2004, which operating report projections shall be in form and substance acceptable to Lender.

        4.18 SERVICE CONTRACTS AND MANAGEMENT AGREEMENT. Lender shall have received copies of all Service Contracts and the Management Agreement, and all such contracts shall be satisfactory to Lender in all respects.

        4.19 CERTIFICATES OF OCCUPANCY. Lender shall have been provided with true and correct copies of all required certificates of occupancy and licenses and other necessary permits with respect to operation of the Project.

        4.20 ZONING. Lender shall have been provided with evidence satisfactory to it that the Project is zoned to permit the present uses without the necessity for variance or exception and that the Project complies with all zoning ordinances, subdivision and plating requirements, deed restrictions, licensing requirements, building codes, flood disaster and environmental protection laws and other legal requirements affecting the use and occupancy of the Project.

        4.21 UTILITY BILLS/DEPOSITS. Lender shall have received evidence satisfactory to it of the payment of all utility bills and required deposits for the operation of the Project including without limitation gas, electricity, storm and sanitary sewer, potable water and telephone services.

        4.22 INVENTORY OF PERSONALTY. Lender shall have received a true, accurate and complete inventory of all personal property owned by Borrower located at the Project.

        4.23 COMPLIANCE WITH CONDITIONS PRECEDENT TO CLOSING. All conditions precedent to the closing of Borrower's acquisition of the Project pursuant to the Contract of Sale except for Borrower's payment of the purchase price, shall have been complied with, or waived by the applicable party, to Lender's satisfaction.

        4.24 NOTICE OF FINAL AGREEMENT. Each Loan Party shall have executed a notice in compliance with the provisions of Section 26.02 of the Texas Business and Commerce Code (the "NOTICE OF FINAL AGREEMENT").

        4.25 REPRESENTATIONS AND WARRANTIES All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

        4.26 EXPENSES. Borrower shall have paid all reasonable expenses of Lender in connection with the preparation of the Loan Documents and the making of the Loan, including but not limited to, the fees and expenses of counsel for Lender.

                       SECTION 5. ADVANCES OF LOAN AMOUNT

        5.1 INITIAL ADVANCE. The initial advance of the Loan Amount shall be in the amount of $4,550,000 to fund closing costs and a portion of the purchase price for the acquisition of the Project pursuant to the Contract of Sale.

        5.2 PROCEDURE FOR SUBSEQUENT ADVANCES. Of the remaining Loan Amount, $2,250,000 may be used solely for Tenant Improvement Expenses and for the payment of leasing commissions and $200,000 may be used solely for Tenant Improvement Expenses, for the payment of leasing commissions, and to provide a general contingency fund for capital expenditures. Advances of the Loan Amount for these purposes shall be made pursuant to a Draw Request. A "DRAW REQUEST" means a properly completed and executed written application by Borrower to Lender in a form attached hereto as EXHIBIT B setting forth the amount of the Loan proceeds desired, together with schedules of invoices, affidavits, releases, waivers, statements, and other documents and information reasonably required by Lender. At least five (5) business days before the requested date of each advance, Borrower shall deliver a Draw Request to Lender. Borrower shall be entitled to an advance only in an amount approved by Lender in accordance with the terms of this Agreement and the Loan Documents. Lender shall not be required to make advances more frequently than once each calendar month. Lender shall, only upon the satisfaction of all applicable conditions of this Agreement and the Loan Documents, make the requested advance to Borrower on a business day within five (5) business days after such satisfaction. The submission of a Draw Request to Lender shall constitute a certification by the General Partner, both in its capacity as a partner and as the act of Borrower, respectively, to Lender that on the date thereof (a) all representations and warranties contained in the Loan Documents are true and correct in all material respects, and (b) no Event of Default and/or Potential Default exists.

        5.3 CONDITIONS TO ALL ADVANCES MADE PURSUANT TO A DRAW REQUEST. As conditions precedent to each advance made pursuant to a Draw Request in addition to all other requirements contained in the other Loan Documents, Borrower must satisfy the following conditions, and deliver to Lender evidence of such satisfaction:

                (a) No Event of Default or Potential Default exists.

                (b) The representations and warranties made in the Loan Documents must be true and correct on and as of the date of each advance.

                (c) Either (i) no mechanics or materialmen's lien or other encumbrance shall have been filed and remain in effect against the Project, and releases or waivers of mechanics' liens and receipted bills showing payment of all amounts due (except for any amounts to be paid with funds from the pending Draw Request) to all parties who have furnished materials or services or performed labor of any kind in connection with the Project shall have been obtained, or (ii) Borrower shall have deposited with Lender a bond or other security satisfactory to Lender in such amount as Lender shall require, but not more than 150% of the amount of the claim, and Borrower shall thereafter diligently proceed to cause any such lien to be removed and discharged.

                (d) Borrower shall have delivered to Lender such other information and documents as may be reasonably required by Lender.

                (e) With respect to any advance to pay a contractor, Lender shall have received a Draw Request containing a breakdown by trade and/or other categories acceptable to Lender, executed and certified by each contractor and Borrower's architect (if any) and verified and confirmed by the Construction Consultant (if requested by Lender), accompanied by invoices and if requested by Lender, the certification of one or more of the foregoing parties that the amount of the advance requested represents payment of materials or work in place based upon on-site observations and the data comprising the Draw Request, the work has progressed as indicated, the work has been done in accordance with the applicable construction contract, and the applicable plans and specifications. With respect to any advance to pay any person other than a contractor, Lender shall have received a copy of the applicable invoice. In addition, Lender shall have also received a budget disbursement report prepared in the format acceptable to Lender containing a cost itemization specifying on a line item basis the budgeted amount for the item, the total previously advanced for the item and the unfunded balance of the item. The line items on the budget disbursement report shall conform to the line items of the Budget.

                (f) With respect to any advance for hard costs in an amount equal to or greater than $100,000, the Construction Consultant shall have conducted an inspection of the work that is the subject of the advance and shall have determined that the amount of the advance requested represents payment of materials or work in place based upon on-site observations and the data comprising the Draw Request, the work has progressed as indicated, the work has been done in accordance with the applicable construction contract, and the applicable plans and specifications.

                (g) Borrower shall have paid the reasonable expenses of the Construction Consultant.

        5.4 ADVANCES FOR TENANT IMPROVEMENT EXPENSES. Advances for payment of Tenant Improvement Expenses shall be conditioned upon Lender having received in advance and approved (a) any lease or lease amendment for the premises which is the subject of the Tenant Improvement Expenses; (b) a cost itemization associated with the Tenant Improvement Expenses for the work, such cost itemization to specify on a line item basis the estimated amount or amounts to be expended in connection with the work, and the specific purposes for such expenditures; (c) copies of the actual construction contracts with respect to such Tenant Improvement Expenses; (d) copies of invoices to be paid with the proceeds of the requested advance; and (e) such lien waivers, certificates of occupancy (when available) and building permits as Lender may require or as may be applicable.

        5.5 CONDITIONS AND WAIVERS. All conditions precedent to the obligation of Lender to make any advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any advance in the absence of strict compliance with such conditions precedent. Any requirement of this Agreement may be waived, in whole or in part, in a specific written waiver intended for that purpose and signed by Lender. Lender shall have the right to approve and verify the periodic progress, costs incurred by Borrower, and the estimated costs remaining to be incurred. No advance shall constitute an approval or acceptance by Lender of any construction work, a waiver of any condition precedent to any further advance, or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default. No waiver by Lender of any condition precedent or obligation shall preclude Lender from requiring such condition or obligation to be met prior to making any other advance or from thereafter declaring the failure to satisfy such condition or obligation to be an Event of Default. Lender may engage a Construction Consultant (a) to assist it in connection with Lender's review of plans for tenant improvements, and Lender's determination of Borrower's compliance with the conditions for advances, and (b) to perform such other duties in connection with the construction and finish out of Net Rentable Space for a tenant at the Project as Lender may require. Borrower shall pay the reasonable fees and expenses of the Construction Consultant.

        5.6 NO ADVANCES DURING DEFAULT OR AFTER POTENTIAL DEFAULT. Borrower shall not be entitled to receive, and Lender shall have no obligation to fund, any advance whatsoever (whether previously approved by Lender or not) (a) during the existence of any Event of Default, or (b) after the occurrence of any Potential Default, unless such Potential Default is cured to the satisfaction of the Lender.

                   SECTION 6. LEASES AND CONSTRUCTION MATTERS

        6.1 CERTAIN LEASE RESTRICTIONS. Borrower may enter into any lease or leases or amendments to existing leases at the Project for up to 5,000 square feet of Net Rentable Space without the prior written consent of the Lender; provided that if Lender gives written notice to Borrower, then thereafter Borrower may enter into any lease or leases or amendments to existing leases at the Project for up to 5,000 square feet of Net Rentable Space without the prior written consent of the Lender only if the following conditions are met:

                (a) Borrower does so on a standard form of lease which has previously been submitted to and approved by Lender, permitted changes in such approved lease form being only those which have no material effect as determined by Lender.

                (b) The form of lease contains provisions acceptable to Lender with respect to subordination, non-disturbance, attornment and the providing of an estoppel certificate.

                (c) In the case of an amendment to an existing lease, such amendment does not directly or indirectly materially reduce the total consideration otherwise payable thereunder or the term thereof.

                (d) In the case of a new lease, the gross rental the tenant is obligated to pay is not less than then current market rental.

        Except as otherwise expressly provided above, Borrower will not enter into any lease or leases for all or any portion of the Project without the prior written approval of Lender (which shall not be unreasonably withheld), which approval shall include approval of the financial and credit background of the prospective tenant. Lender will use its best efforts to respond to Borrower's request for approval of a lease within ten (10) business days of receipt of such request and of (a) a copy of the proposed lease agreement (which shall be on a standard form of lease which has previously been submitted to and approved by Lender), (b) information regarding the financial and credit background of the prospective tenant, and (c) if an advance is requested of the Loan, then all of the documents required for an advance as provided by this Agreement. Lender's failure to respond within such ten (10) business day period shall be deemed to be Lender's approval of the proposed lease agreement. Borrower acknowledges that leases entered into pursuant to this Section will generally reflect market conditions and consequently may or may not generate receipts sufficient to meet Borrower's obligations under the Loan Documents. Under no circumstances shall Borrower's obligations under the Loan Documents be deemed to be waived, diminished, reduced or otherwise impaired by virtue of the fact that leases approved pursuant to this Section do not generate sufficient receipts to enable Borrower to comply with such obligations.

        6.2 CONTRACTS. All material contracts (as defined below) for the performance of any work or the supplying of any labor, materials or services for the design or construction of improvements to the Project shall provide that all liens of the applicable contractor, architect, supplier, surveyor or other party and any right to remove removable improvements are subordinate to Lender's rights, shall require all subcontracts and purchase orders to contain a provision subordinating the subcontractors' and mechanics' and materialmen's liens and any right to remove removable improvements to Lender's rights, and shall provide that no change order over $1,000 shall be effective without the prior written consent of Lender. Borrower shall not default under any such contract to which it is a party, Borrower shall not permit any contract to terminate by reason of any failure of Borrower to perform thereunder, and Borrower shall promptly notify Lender of any material default thereunder. Borrower will deliver to Lender, upon request of Lender, the names of all Persons with whom each contractor has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor. With respect to contracts for the performance of any work or the supplying of any labor, material or services, a "material" contract is one which exceeds $10,000 in total price.

        6.3 CONSTRUCTION OF THE IMPROVEMENTS. Borrower shall prosecute the construction of any improvements to the Project with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable laws and governmental requirements, the Loan Documents, and the plans and specifications. With respect to any particular tenant improvement in the Project, or with respect to any other improvement to the Project, Borrower shall not permit cessation of work for a period in excess of fifteen (15) days (whether or not consecutive), except for Excusable Delays. Borrower shall complete construction of any improvements to the Project, and shall obtain any required certificate of occupancy or certificate of completion and all other permits, licenses, and approvals for the occupancy, use and operation of the Improvements from all applicable governmental authorities in a timely manner, free and clear of all liens except those created pursuant to the Loan Documents. In the event that space within the Project is unleased, Borrower may obtain a temporary certificate of occupancy in lieu of a permanent certificate of occupancy for such unleased space. Borrower shall correct promptly (a) any material defect in the improvements to the Project, (b) any material departure from the plans and specifications, law, or governmental requirements, or (c) any encroachment by any Improvements or structure on any building setback line, easement, property line or restricted area.

        6.4 CHANGES. Without Lender's prior written consent, Borrower shall not change or modify the plans and specifications for the improvements to the Project in any material way, agree to any material change order, or allow any material extras to any contractor or any subcontractor.

        6.5 INSPECTION. Lender and its agents including the Construction Consultant may enter and inspect the Project and any materials at any reasonable time, any such inspections to be coordinated with the contractor performing the work. Borrower will furnish to Lender at any time for inspection and copying all plans and specifications, shop drawings, specifications, books and records, and other documents and information required by Lender.

        6.6 STORAGE OF MATERIALS. Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of any improvements to the Project, but not yet affixed to or incorporated into the improvements to be stored on the land upon which the Project is situated with adequate safeguards, as required by Lender, to prevent loss, theft, damage or commingling with other materials. Borrower shall not purchase or order materials for delivery to the Project more than forty-five (45) days prior to the scheduled incorporation of such materials into the improvements to the Project.

        6.7 CONSTRUCTION CONSULTANT. The duties of the Construction Consultant may include, among other things, reviewing the plans and specifications and any proposed changes to the plans and specifications, performing construction costs analyses, observing work in place and reviewing Draw Requests. Borrower will cooperate with the Construction Consultant and will furnish the Construction Consultant whatever the Construction Consultant considers necessary or useful to perform its duties. The duties of the Construction Consultant run solely to Lender, and the Construction Consultant shall have no obligations or any responsibilities whatsoever to Borrower or its architect or the general contractor or to any of their agents or employees. Unless prohibited by applicable law, the costs, expenses and reasonable fees of the Construction Consultant shall be paid by Borrower.

        6.8 REPORTS AND TESTING. Borrower shall (a) promptly deliver to Lender copies of all reports, studies, inspections and tests made on the land upon which the Project is situated, the improvements to the Project or any materials to be incorporated into the improvements to the Project; and (b) if Lender has reason to believe that conditions may have changed, make such additional tests on the land upon which the Project is situated, the improvements to the Project or any materials to be incorporated into the Improvements as Lender reasonably requires. Borrower shall immediately notify Lender of any report, study, inspection or test that indicates any adverse condition relating to the land on which the Project is situated, the improvements to the Project or any such materials.

                          SECTION 7. IMPOUND ACCOUNTS

        7.1 TAX IMPOUND ACCOUNT. Promptly following the Closing Date, Borrower shall create with Lender an impound account for real estate taxes affecting the Project. Commencing on the 1st day of August, 2004, and continuing on the 1st day of each month thereafter to the maturity date of the Note, and in addition to the payments required under the Note on such dates, Borrower shall pay to Lender an amount for deposit in the tax impound account. The amount of the monthly tax impound account payment shall be such as Lender shall from time to time determine based upon prior real estate taxes affecting the Project. The initial tax impound payment shall be eight-twelfths (8/12) of 100% of the real estate taxes assessed against the Project for the preceding taxable year. Thereafter, the amount of the monthly tax impound payment shall be one twelfth (1/12) of 100% of the real estate taxes assessed against the Project for the immediately preceding year. On or before October 31 of each year, Borrower will deliver to Lender a statement or statements showing the amount of such tax required to be paid and the concern or authority to which same is payable, and Borrower will, at the same time, deposit with Lender such additional amounts as will, when added to the amount of the tax impounds previously deposited with Lender and then remaining available for that purpose, be sufficient to pay such tax obligations of the Project. Lender shall apply such deposits in payment of such tax obligations. Borrower shall not be required to pay or cause to be paid any real estate taxes, charges or assessments affecting the Project if the payment thereof is being Contested in Good Faith. The tax impound account shall bear interest at ordinary money market account rates and shall be subject to the terms, requirements and restrictions imposed on Lender's interest-bearing accounts generally. Interest so paid shall become part of the tax impound account.

        7.2 INSURANCE IMPOUND ACCOUNT. If requested by Lender, Borrower shall create with Lender an impound account for insurance premiums for the insurance covering the Project. Commencing on the 1st day of the month next following Lender's request for creation of an insurance impound account, and continuing on the 1st day of each month thereafter to the maturity date of the Note, and in addition to payments required under the Note on such dates, Borrower shall pay Lender an amount for deposit in the insurance impound account. The amount of the monthly insurance impound account payment shall be such as Lender shall from time to time determine based upon prior insurance premiums for the insurance polices covering the Project. The amount of the monthly insurance impound payment shall be the sum of the Periodic Premium Allocation Amounts for each insurance policy covering the Project which are in effect on the Closing Date (or later added or dropped with the consent of Lender). Initially, the Periodic Premium Allocation Amount for each insurance policy means the quotient obtained by dividing the annual premium of such policy by the number of months (but no less than four months) remaining from and including the month in which the insurance impound account is created through and including the month in which the expiration date of that particular policy occurs. Once that particular policy has been renewed for a twelve (12) month term, the Periodic Premium Allocation Amount for that particular policy shall be one-twelfth (1/12) of 100% of the insurance premium charged by the insurer. At least fifteen (15) days prior to the date on which any insurance premium is due, Borrower will deliver to Lender a statement or statements showing the amount of such insurance premium to be paid and the concern or authority to which same is payable, and Borrower will, at the same time, deposit with Lender such additional amounts as will, when added to the amount of the insurance impounds previously deposited with Lender and then remaining available for that purpose, be sufficient to pay such insurance obligations of the Project. Lender shall apply such deposits in payment of such insurance premiums. The insurance impound account shall bear interest at ordinary money market account rates and shall be subject to the terms, requirements and restrictions imposed on Lender's interest-bearing accounts generally. Interest so paid shall become part of the insurance impound account.

                        SECTION 8. AFFIRMATIVE COVENANTS

        Until full payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):

        8.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. Deliver or cause to be delivered to Lender:

                A. ANNUAL FINANCIAL STATEMENTS. Within one hundred twenty (120) days of Borrower's fiscal year end, Borrower's annual financial statements, to include a balance sheet, an income statement, a cash flow statement, and a statement of contingent liabilities, certified and dated by an authorized financial officer of the General Partner. These financial statements may be Borrower prepared. These statements shall be prepared on a consolidating basis.

                B. QUARTERLY FINANCIAL STATEMENTS. If requested by Lender, within thirty (30) days after the end of each fiscal quarter of each fiscal year (including the last fiscal quarter), Borrower's quarterly financial statements, to include a balance sheet, an income and expense statement, a cash flow statement, and a statement of contingent liabilities. These financial statements shall be certified and dated by an authorized financial officer of the General Partner. These financial statements shall be prepared on a consolidating basis.

                C. OPERATING REPORTS. Within thirty (30) days after the end of each fiscal quarter of each fiscal year (including the last fiscal quarter), a statement of the Gross Income received and Operating Expenses paid with respect to the Project to be prepared in a format acceptable to Lender (the "OPERATING Report"). The Operating Report shall include a statement of operation (the components of which shall be in sufficient detail to allow Lender to perform an analysis of the Project's operation and to enable Lender to calculate independently the amount of net operating income being reported) and a Rent Roll and shall be certified by the chief financial or other designated officer of the General Partner to be complete and correct and conforming in all respects to the requirements of this Agreement.

                D. ANNUAL FINANCIAL STATEMENTS OF GUARANTORS. On or before April 1 of each year commencing April 1, 2005, the financial statements of each Guarantor to include a balance sheet, an income statement, a cash flow statement and a statement of contingent liabilities. These financial statements must be audited (with an unqualified opinion) by a certified public accountant acceptable to Lender. These statements shall be prepared on a consolidating basis.

                E. COMPLIANCE CERTIFICATE. Within thirty (30) days after the end of each fiscal quarter of each fiscal year (including last fiscal quarter), a compliance certificate in the form of EXHIBIT D computing the debt service coverage ratio for the quarter then ending.

                F. ADDITIONAL INFORMATION. Such additional information, reports and statements with respect to the business operations and financial condition of Borrower as Lender may reasonably request from time to time.

        8.2 ADVERSE CONDITIONS OR EVENTS. Promptly advise Lender in writing of
(i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations, the Project or other collateral from time to time securing the Note, or Lender's rights under the Loan Documents, (ii) any litigation filed against or threatened Borrower, the Project or any other Loan Party in which the amount in controversy exceeds $10,000, (iii) the occurrence of any Event of Default, or of any Potential Default, or the failure of Borrower or any other Loan Party to observe any of its undertakings hereunder or under any of the other Loan Documents, (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $10,000, (v) any other event which has or can reasonably be expected to have a material adverse effect (including without limitation, the termination of any material labor contract, any material labor dispute, or any strike, lockout, walkout, or other dispute to which it is a party or which affects or may affect any of its property), (vi) any actual, proposed or threatened testing or other investigation by any governmental authority or other Person concerning the environmental condition of, or relating to, the Project or the release of any Hazardous Materials by or from, affecting or related to the Project (except such releases as are made in accordance with applicable environmental laws), (vii) any actual or threatened condemnation of any portion of the Project or any loss of or substantial damage to the Project,
(viii) any labor controversy pending or threatened against any contractor with respect to the Project, (ix) any notice received by Borrower with respect to the cancellation, or alteration or non-renewal of any insurance coverage maintained with respect to the Project, or (x) any required permit, license, certificate or approval with respect to the Project lapses or ceases to be in full force and effect.

        8.3 TAXES AND OTHER OBLIGATIONS. Pay all of Borrower's taxes, assessments and other obligations, including, but not limited to taxes and assessments and lawful claims which, if unpaid, might by law become a lien against the assets of Borrower, as the same become due and payable, except to the extent the same are being Contested in Good Faith, provided that Borrower's obligations as to real estate taxes affecting the Project are subject to the provisions of SECTION 7.1 hereof.

        8.4 INSURANCE. Keep, and cause each other Loan Party to keep, and where applicable cause each contractor to keep, its properties of an insurable nature insured at all times against such risks and to the extent that like properties are customarily insured by other companies engaged in the same or similar businesses similarly situated, maintain insurance of the types and in the coverage amounts and with reasonable deductibles as are usual and customary, which shall include the insurance coverage specified on EXHIBIT C attached hereto. Borrower shall deliver to Lender certificates of insurance coverage at closing and thereafter as and when requested by Lender.

        8.5 COMPLIANCE WITH LAWS. Comply with all applicable laws (including environmental laws), rules, regulations and orders of any governmental authority.

        8.6 COMPLIANCE WITH MATERIAL AGREEMENTS. Comply in all respects with all existing and future material agreements, indentures, mortgages, or documents which are binding upon it or affect any of its properties or business.

        8.7 MAINTENANCE OF RECORDS. Keep at all times books and records of account in accordance with GAAP in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of Borrower, and Borrower will provide adequate protection against loss or damage to such books of record and account.

        8.8 INSPECTION OF BOOKS AND RECORDS. Allow any representative of Lender to visit and inspect its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with any of its officers, directors, employees and agents, all at such reasonable times, upon reasonable advance notice, and as often as Lender may request.

        8.9 EXISTENCE AND QUALIFICATION. Preserve and maintain its existence in Texas and in each other jurisdiction in which qualification is required.

        8.10 ASBESTOS OPERATIONS & MAINTENANCE PROGRAM. Monitor, remove, abate and/or contain asbestos containing materials in the Project in accordance with, and otherwise comply with, the Asbestos Operations and Maintenance Program dated December 1998, prepared by Law Engineering and Environmental Services, Inc. (Project No. 60300-8-6572-04-606) or such other plan as may be approved by Lender.

        8.11 FURTHER ASSURANCES. Make, execute or endorse, acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, assignments, financing statements or other assurances, and take any and all such other action as Lender may from time to time deem necessary or appropriate in connection with this Agreement or any of the other Loan Documents (i) to cure any defects in the creation of the Loan Documents, or (ii) to evidence further or more fully describe, perfect or realize on the collateral intended as security, or (iii) to correct any omissions in the Loan Documents, or (iv) to state more fully the security for the Obligations, or (v) to perfect, protect or preserve any liens pursuant to any of the Loan Documents, or (vi) for better assuring and confirming unto Lender all or any part of the security for any of the Obligations.

                         SECTION 9. NEGATIVE COVENANTS

        Until full payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

        9.1 NEGATIVE PLEDGE. Grant, suffer or permit, any contractual or noncontractual lien on or security interest in its assets, except for Permitted Liens.

        9.2 MERGER, ETC. Enter into any merger or consolidation or liquidation or dissolution.

        9.3 EXTENSIONS OF CREDIT. Make any loan or advance to any individual, partnership, corporation or other entity without consent of Lender, except (a) loans and intercompany adjustments between Borrower and its subsidiaries occurring in the ordinary course of business, and (b) advances made to employees of Borrower for the payment by them of items for which an expense report or voucher will be filed and which items will constitute ordinary and necessary business expenses of Borrower.

        9.4 BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Lender, except for (a) normal trade debts incurred in the ordinary course of Borrower's business; (b) existing indebtedness disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement; and (c) leases of personal property which are not "capital leases" under GAAP and for which the lessor's remedy for a breach by the lessee thereunder is limited to recovery of the item leased.

        9.5 SINGLE ASSET ENTITY. Own any material assets other than the Project.

        9.6 TRANSFER OF ASSETS. Convey, assign, transfer, sell, lease or otherwise dispose of, in one transaction or a series of transactions (or agree to do any of the foregoing at any future time), all or substantially all or a substantial part of its properties or assets (whether now owned or hereafter acquired) or any part of such properties or assets which are essential to the conduct of its business substantially as now conducted.

        9.7 INVESTMENTS. Invest in (by capital contribution or otherwise), or acquire or purchase or make any commitment to purchase the obligations or stock of, any entity, except for Permitted Investments.

        9.8 CHANGE OF CONTROL OF BORROWER. Permit the change of control of Borrower. "Change of control" means the occurrence of any of the following events: (a) Behringer Harvard Quorum I GP, LLC shall cease, for any reason, to be the sole general partner of Borrower, or (b) Persons who are Guarantors as of the Closing Date shall cease for any reason, to own, in the aggregate, fifty percent (50%) or more of the outstanding capital partnership interests in Borrower.

        9.9 MODIFICATION OF PARTNERSHIP AGREEMENT. Modify, directly or indirectly, or change, waive any provision of, amend, supplement, substitute, terminate, cancel or replace its Partnership Agreement; provided, the Partnership Agreement may be amended if (a) Borrower gives Lender prior written notice thereof, and (b) the proposed modification or amendment does not in Lender's judgment adversely affect the interests of Lender under the Loan Documents or constitute or result in a breach of any of the provisions contained in any of the Loan Documents, and (c) no Event of Default or Potential Default has occurred and is continuing.

        9.10 CHANGE IN MANAGEMENT. Permit Robert Behringer to cease being the President and Chief Executive Officer of the General Partner.

        9.11 CHANGE IN NATURE OF BUSINESS. Conduct any business other than, or make any material change in the nature of, its business as carried on as of the date hereof.

        9.12 ARM'S LENGTH TRANSACTIONS. Enter into a transaction with any affiliate, except a transaction upon terms that are not less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

        9.13 SWAP AGREEMENTS. Enter into any SWAP Agreement other than Acceptable SWAP Agreements, or cause or permit any SWAP Agreement now existing or hereafter entered into to be amended, modified, terminated or liquidated.

        9.14 SUBSIDIARIES. Form or acquire any subsidiaries.


        9.15 EXCEPTIONS. Take any action which is permitted by any covenant contained in this Agreement if such action is in breach of any other covenant contained in this Agreement.

        9.16 PLAN OBLIGATIONS. Assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any entity which has at any time had an obligation to contribute to or maintain any Plan.

                   SECTION 10. REPRESENTATIONS AND WARRANTIES

        Borrower hereby represents and warrants to Lender as follows:

        10.1 NO LIENS. Borrower has good and defensible title to all of its assets, and none of such assets are subject to any security interest, mortgage, deed of trust, pledge, lien, title retention document or encumbrance of any character, except for Permitted Liens.

        10.2 FINANCIAL STATEMENTS. The financial statements of each Loan Party heretofore delivered to Lender have been prepared in accordance with GAAP and fairly present such Loan Party's financial condition as of the date or dates thereof, and there have been no material adverse changes in such Loan party's financial condition or operation since the date or dates thereof.

        10.3 EXISTENCE. Borrower is a limited partnership, duly organized and validly existing under the laws of Texas and has the power and authority to own its property and to carry on its business in Texas and in each other jurisdiction in which Borrower does business. The General Partner is a limited liability company, duly organized, validly existing and in good standing under the laws of Texas and has the power and authority to own its property and to carry on its business in Texas and in each other jurisdiction in which the General Partner does business.

        10.4 AUTHORITY AND COMPLIANCE. Each Loan Party has full power and authority to execute, deliver and perform the Loan Documents to which it is a party and to incur and perform the obligations provided for therein. No consent or approval of any public authority or other third party is required as a condition to the validity or performance of any Loan Document, and each Loan Party is in compliance with all laws and regulatory requirements to which it is subject.

        10.5 BINDING AGREEMENTS. This Agreement and the other Loan Documents executed by each Loan Party constitute valid and legally binding obligations of such Loan Party, enforceable in accordance with their terms.

        10.6 LITIGATION. There is no proceeding involving any Loan Party pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Lender in writing and acknowledged by Lender.

        10.7 NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power or authority of any Loan Party and no provision of any existing agreement, mortgage, indenture or contract binding on any Loan Party or affecting any property of any Loan Party, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

        10.8 TAXES. All taxes and assessments due and payable by each Loan Party has been paid or are being Contested in Good Faith. Each Loan Party has filed all tax returns which it is required to file.

        10.9 NO DEFAULT. No Event of Default or Potential Default has occurred and is continuing.

        10.10 ADVERSE CIRCUMSTANCES. To the best of Borrower's knowledge, neither the business nor any property of any Loan Party is presently materially affected by any fire, explosion, accident, strike, lockout, or other dispute, embargo, act of God, act of public enemy, or similar event or circumstance nor has any other materially adverse event or circumstance relating to its business or affairs occurred.

        10.11 ACCURACY OF INFORMATION. To the best of Borrower's knowledge, all factual information furnished to Lender by the Loan Parties and their agents in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

        10.12 ERISA. Borrower does not currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any ERISA Plan, and Borrower is not an "employee benefit plan" or a "government plan" as defined in ERISA, and none of Borrower's assets constitute "plan assets" under ERISA.

        10.13 ENVIRONMENTAL. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, or regulations of the Environmental Protection Agency, or any applicable local or state law, rule, regulation or rule of common law, or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

        10.14 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance hereunder and in all instances shall be true and correct in all material respects.

                              SECTION 11. DEFAULT

        Any of the following shall constitute events of default (each an "EVENT OF DEFAULT"):

        11.1 NONPAYMENT. (a) Borrower shall default in the due and punctual payment of any principal or interest of the Note when due and payable, whether at maturity or otherwise, and such default continues unremedied for ten (10) days, or (b) any Loan Party shall default in the due and punctual payment of any of the other Obligations when due and payable and such default continues unremedied for ten (10) days.

        11.2 REPRESENTATIONS AND WARRANTIES. Any representation, warranty or statement made by any Loan Party herein or otherwise in writing in connection herewith or in connection with any of the other Loan Documents and the agreements referred to herein or therein or in any financial statement, certificate or statement signed by any officer or employee of any Loan Party and furnished pursuant to any provision of the Loan Documents shall be breached, or shall be materially false, incorrect or incomplete when made.

        11.3 DEFAULT IN COVENANTS UNDER AGREEMENT. (a) Borrower shall default in the due performance or observance by it of any term, covenant or agreement set forth in SECTION 8.2 or in SECTIONS 9.1 THROUGH 9.16 hereof; or, (b) Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement other than those specified in clause (a) immediately preceding (and other than those described in SECTIONS 11.1 AND 11.2 hereof), and such default continues unremedied for a period of thirty (30) days after notice thereof from Lender or Lender is notified of such default or should have been so notified pursuant to the provisions of SECTION 8.2 hereof, whichever is earlier.

        11.4 DEFAULT IN OTHER LOAN DOCUMENTS. Any Loan Party shall default in the due performance of or observance by it of any term, covenant or agreement on its part to be performed pursuant to the terms of any of the other Loan Documents and the default shall continue unremedied beyond any grace or cure period therein provided.

        11.5 VALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents shall cease to be a legal, valid and binding agreement enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated, or become or be declared ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, remedies, powers and privileges intended to be created thereby.

        11.6 BANKRUPTCY. Any Loan Party shall suspend or discontinue its business operations, or shall generally fail to pay its debts as they mature, or shall file a petition commencing a voluntary case concerning any Loan Party under any chapter of the United States Bankruptcy Code; or any involuntary case shall be commenced against any Loan Party under the United States Bankruptcy Code and same is not dismissed within sixty (60) days of filing; or any Loan Party shall become insolvent (howsoever such insolvency may be evidenced).

        11.7 JUDGMENTS AND DECREES. Any Loan Party shall suffer a final judgment for the payment of money and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced, or, if commenced, has been effectively stayed. Any order, judgment or decree shall be entered in any proceeding against any Loan Party decreeing the dissolution or split up of such entity and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

        11.8 SWAP DEFAULT. An event occurs under or pursuant to any SWAP Agreement between Borrower and Lender which gives Lender the right or option to terminate the SWAP Agreement.

        11.9 CERTAIN EVENTS RELATED TO CONSTRUCTION OF IMPROVEMENTS. The occurrence of one or more of the following: (a) failure of the construction of any of the improvements to the Project to comply with any plans and specifications approved by Lender or any laws or governmental requirements, and such failure as not cured within thirty (30) days after written notice thereof to Borrower; (b) Borrower is enjoined or prohibited from performing any material obligation of a Loan Document; (c) Borrower enters into any lease of part or all of the Project in violation of any of the Loan Documents; (d) a lien for the performance of work or the supply of materials is established against the Project, or any stop notice served on Borrower or its general contractor or Lender, and said lien or stop notice remains unsatisfied or unbonded for a period of thirty (30) days after the filing or service.

        11.10 TRANSFER OF PROJECT. Borrower shall sell, lease, convey, assign, pledge, encumber or transfer all or any portion of that part of the Project owned by it or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except (a) sales and transfers of items of personalty which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Borrower having a value equal to or greater than the replaced items when new; and (b) the grant, in the ordinary course of business, of a leasehold interest in a part of the improvements to a tenant for occupancy, not containing a right or option to purchase and not in contravention of any provision of the Deed of Trust or other Loan Document; and (c) Permitted Liens.

        11.11 CHASE BANK LEASE. Any act or omission by Borrower shall occur which gives JPMorgan Chase Bank the right, either immediately or after the lapse of time, to terminate the Chase Bank Lease or to claim a partial or total eviction (a "LANDLORD DEFAULT"), and such Landlord Default shall continue unremedied for a period of ten (10) days following Lender's receipt of JPMorgan Chase Bank's written notice of such Landlord Default.

                              SECTION 12. REMEDIES

        Upon the occurrence of an Event of Default described in SECTION 11.6 hereof, the entire principal of and accrued interest on the Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. In the event that any other Event of Default shall occur and be continuing, Lender may, without demand or notice of its election, terminate its obligation to make further Loans hereunder and/or declare the entire unpaid balance of the Note and all other indebtedness of Borrower to Lender, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note and other indebtedness shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any Event of Default, Lender may (a) exercise any and all rights under or pursuant to any of the Loan Documents, and (b) exercise any and all rights afforded to Lender by the laws of the State of Texas or any other applicable jurisdiction or in equity or otherwise, as Lender may deem appropriate, and (c) terminate the obligation to make further advances of the Loan Amount.

                SECTION 13. COSTS, EXPENSES AND ATTORNEYS' FEES

        13.1 PAYMENT OF EXPENSES. Borrower shall promptly (and in any event, within 30 days after any invoice or other statement or notice) pay to Lender immediately upon demand the full amount of all costs and expenses (including without limitation attorneys' fees, the Construction Consultants' fees, engineering fees, travel costs and miscellaneous expenses) incurred by Lender in connection with (a) negotiation, preparation, execution and delivery of this Agreement and each of the Loan Documents, and (b) any modifications of or consents or waivers under or amendments to or interpretations of this Agreement, the Note, or the other Loan Documents, and (c) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or other charges levied by any governmental authority or revenue authority in respect of this Agreement or any of the other Loan Documents, and (d) the filing, recording, refiling and rerecording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or rerecorded by the terms of any Loan Document, and (e) the cost of monitoring or confirming compliance with any covenants or conditions contained in this Agreement or any of the other Loan Documents. Borrower further agrees to pay on demand all costs and expenses of Lender, if any (including without limitation reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, arbitration proceedings, legal proceedings or otherwise) of the Loan Documents.

        13.2 INDEMNITY. Borrower further agrees to indemnify Lender and its employees and agents, from and hold them harmless against any and all losses, liabilities, claims, damages or expenses which any of them suffers or incurs as a result of Lender's entering into this Agreement and the Loan Documents, or the consummation of the transactions contemplated by this Agreement and the Loan Documents, or the use or contemplated use of the proceeds of the Loan, or due to a release or alleged release of Hazardous Materials, including, without limitation, the fees and disbursements of counsel incurred in connection with any litigation, arbitration or other proceeding arising out of or by reason of any of the aforesaid. IT IS THE INTENTION OF THE PARTIES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF AN INDEMNIFIED PARTY. No such indemnified party, however, shall be entitled to be indemnified for its or his own gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnities shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its partners or creditors, or by an indemnified party and whether or not the transactions hereby are consummated. Borrower shall defend any claim for which an indemnified party is entitled to seek indemnity pursuant to the preceding sentence, and the indemnified party shall cooperate with the defense. The indemnified party may have separate counsel, and Borrower will pay the expenses and reasonable fees of such separate counsel if either counsel for Borrower or counsel for the indemnified party shall advise the indemnified party that the interests of both Borrower and the indemnified party with respect to such claim are or with reasonable certainty will become adverse. The agreements and obligations of Borrower contained in this Section shall survive payment in full of the Obligations.

                           SECTION 14. MISCELLANEOUS

        Borrower and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

        14.1 NOTICES. Any notices or demands required or permitted to be given under this Agreement by any party to another shall be in writing; may be effected by personal delivery, or by certified mail, postage prepaid with return receipt requested, or by nationally recognized overnight courier for next business day delivery, or by facsimile; and shall be deemed received when (i) personally delivered, (ii) three (3) days after being sent by United States Mail, postage prepaid, certified mail, return receipt requested, and properly addressed, (iii) the next business day after being deposited with a nationally recognized overnight courier services, charges prepaid, and properly addressed, for next business day delivery, or (iv) upon receipt when sent by facsimile properly addressed a confirmation of receipt is received, with contemporaneous notification by telephone to the recipient that the facsimile has been sent and with a copy sent the same day by United States Mail, postage prepaid and property addressed; PROVIDED that notice is given pursuant to statute shall be given as required by statute and shall be deemed given as provided by statute. A party may change his address or facsimile number for purposes of giving notices under this Agreement by giving notice under this Section; PROVIDED that any such notice of change of address or facsimile number of any party shall not be effective until actually received. Unless otherwise changed by notice given pursuant to this Section, the facsimile transmission number for Borrower shall be 214-655-1610 and the facsimile transmission number for Lender shall be 972-419-3308. Electronic mail and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto.

        14.2 CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration except as expressly provided herein or in the other Loan Documents. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

        14.3 CHOICE OF LAW AND VENUE. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

        14.4 AMENDMENT. No modification or amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Lender and Borrower. No consent or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Lender, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Lender's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

        14.5 DOCUMENTS. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.

        14.6 PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any Person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

        14.7 SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the initial Loan and shall continue in full force and effect so long as the Obligations are outstanding.

        14.8 WAIVER FEE. If Lender, at its discretion, agrees to waive or amend any terms of this Agreement, Borrower will, at Lender's option, pay Lender a fee for each waiver or amendment in an amount advised by Lender at the time Borrower requests the waiver or amendment. Nothing in this Section shall imply that Lender is obligated to agree to any waiver or amendment requested by Borrower. Lender may impose additional requirements as a condition to any waiver or amendment.

        14.9 FEE FOR LATE FINANCIAL STATEMENTS. If any of the financial information required by this Agreement is not provided to Lender within the time limits provided in this Agreement, Borrower will, at Lender's option, pay Lender a late fee in an amount set by Lender. The imposition and payment of a late fee shall not constitute a waiver of Lender's rights with respect to the default.

        14.10 ENVIRONMENTAL. Borrower will comply in all material respects with all environmental, health, and safety laws and regulations applicable to it. Borrower shall immediately notify Lender of any remedial action taken by Borrower under environmental laws with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Lender, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three
(3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Borrower shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefor.

        14.11 COMMUNICATIONS VIA INTERNET. Borrower and each Loan Party by its or his execution of the Loan Documents to which it or he is a party, hereby authorizes Lender and its counsel to communicate and transfer documents and other information (including without limitation, confidential information) concerning this transaction or Borrower or any other Loan Party or the business affairs of Borrower and any other Loan Party via the Internet or other electronic communication without regard to the lack of security of such communications.

        14.12 NO PARTNERSHIP, ETC. The relationship between Lender and Borrower is solely that of lender and borrower. Lender has no fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Lender or in any way make Lender a co-principal with Borrower with reference to the Project or otherwise. In no event shall Lender's rights and interests under the Loan Documents be construed to give Lender the right to control, or be deemed to indicate that Lender is in control of, the business, properties, management or operations of Borrower. Any inspection or audit of the Project or the books and records of Borrower, or the procuring of documents and financial or other information, by on behalf of Lender shall be for Lender's protection only and shall not constitute any assumption of responsibility of Borrower or of anyone else with regard to the condition, construction, maintenance or operation of the Project or relieve Borrower of any of its obligations hereunder. Lender is under no duty to supervise or to inspect the Project or the construction of the improvements nor under any duty of care to Borrower or any other Person to protect against, or inform Borrower or any other Person of the existence of negligent, faulty, inadequate or defective design or construction of improvements. Lender shall not be liable or responsible for any defect in the Project or the improvements or for any failure of Borrower or any other Person to construct, complete, protect or insure the improvements.

        14.13 AGREEMENT CONTROLLING. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control. This Agreement and the other Loan Documents replace and supersede in its entirety that certain commitment letter between the parties dated as of March 17, 2004.

        14.14 SETOFF. In addition to, and without limitation of, any rights of Lender under applicable law, if any Event of Default occurs, then any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other indebtedness at any time held or owing by Lender or any affiliate of Lender to or for the credit or account of Borrower may be offset and applied toward the payment of the Obligations, whether or not the Obligations, or any part thereof, shall then be due.

        14.15 JOINT PREPARATION; CONSTRUCTION OF INDEMNITIES AND RELEASES. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Documents to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

        14.16 WAIVER OF JURY TRIAL. BORROWER AND LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, OR ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY TRANSACTIONS CONTEMPLATED IN ANY SUCH DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY. Borrower acknowledges that it has read and understands all of the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

                     SECTION 15. NOTICE OF FINAL AGREEMENT

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 BEHRINGER HARVARD QUORUM I LP

                                 By:      Behringer Harvard Quorum I GP, LLC,
                                          Its General Partner

                                          By:   /s/ Gerald J. Reihsen
                                             -----------------------------------
                                                 Gerald J. Reihsen, III
                                                 Secretary


                                 FIRST AMERICAN BANK, SSB

                                 By     /s/ William L. Kinard
                                   ---------------------------------------------
                                          William L. Kinard
                                          Senior Vice President